Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into effective as of July 13, 2020 (the “Effective Date”), by and between Eon Washington (the “Executive”) and Bridgeway National Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to be employed by the Company;

WHEREAS, the Company and the Executive wish to set forth in writing the terms and conditions of the Executive’s employment in this Employment Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the mutual promises contained herein, and of other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound hereby, agree as follows:

Article 1
Employment, Responsibilities, and Acceptance.

1.1 Employment. The Company agrees to employ the Executive, and the Executive agrees to be so employed, on the terms set forth herein.

1.2 Responsibilities. The Executive shall faithfully and diligently perform all such acts and have such titles, duties, powers, and responsibilities as may be prescribed or delegated from time to time by the Chief Executive Officer (the “CEO”). The Executive agrees, during the Employment Term (as defined below) of his employment with the Company, to devote substantially all of the Executive’s time and attention to the business and affairs of the Company, except for vacations and approved leaves of absence. The Executive agrees to adhere to all of the Company’s policies and procedures as they may from time to time be amended. In furtherance of the foregoing, the Executive agrees to be employed as the Company’s Chief Operations Officer – Director of Operations (“COO”).

1.3 Acceptance. The Executive hereby accepts such responsibilities and agrees to render his services hereunder fully, faithfully, and to the best of his ability, consistent with the terms of this Agreement. During the Employment Term, the Executive shall render services exclusively to the Company, but, except as provided below in Section 4.3 of this Agreement, nothing herein shall be deemed to prohibit the Executive from engaging in civic, academic, professional, trade association, not-for-profit organization, board memberships, or other personal activities which are not competitive or in conflict with the business then being conducted by the Company or any business which, to the knowledge of the Executive, the Company is preparing to enter, so long as such activities do not interfere with his day-to-day duties and responsibilities hereunder.

1.4 Location. The Executive’s services under this Agreement shall principally be performed at the Company’s offices in Washington, D.C., subject to reasonable domestic and overseas travel on behalf of the Company.

1.5 Transfer to Affiliate. In the event that the Company transfers the Executive’s employment, and its obligations hereunder, to an Affiliate of the Company or an entity under the control of the Company’s management team, the Company agrees to guarantee all payments owed to the Executive hereunder, and the Executive agrees that all of his obligations and the Company’s rights hereunder shall accrue to the entity to which employment is transferred. For purposes of this Agreement, “Affiliates” shall mean any entity that is controlled by the Company or is under common control with the Company.

Article 2
Compensation.

2.1 Base Compensation. During the Employment Term, the Company shall pay an amount to the Executive in cash compensation at the aggregate annual base rate of not less than One Hundred Eighty-Five Thousand Dollars ($185,000.00) per calendar year (the “Base Salary Rate”), subject to such amounts as may be required to be withheld by law or authorized to be withheld by the Executive, payable semi-monthly or otherwise in accordance with the Company’s customary payment schedule for executive personnel. Such base compensation shall be reviewed at least annually and may be adjusted as may be determined by the Company in its sole discretion.

2.2 Vacation and Personal Time. During the Employment Term, the Executive shall be entitled to take not less than twenty (20) days’ vacation per calendar year, which may be taken at any time in accordance with the Company’s vacation policies as determined by the Company and so as not to interfere unreasonably with the performance of his duties and responsibilities hereunder. In addition to vacation time, the Executive shall be entitled to take a reasonable amount of personal time in connection with the attendance at conferences, conventions, and business meetings related to the services to be performed by the Executive under this Agreement, provided that such personal time does not interfere with the performance of his duties and responsibilities hereunder. In the event of the termination of this Agreement, the Executive shall be compensated for all accrued and unused vacation, not to exceed twenty days at his Base Salary Rate compensation for the relevant period.

2.3 Proration. For the purposes of Sections 2.1 and 2.2, any period less than a full calendar year shall be prorated for the portion thereof which shall be applicable.

2.4 Expenses. The Company shall pay or reimburse the Executive upon the receipt of appropriate documentation, for reasonable travel, meal and lodging expenses that he directly incurs in providing services at the request of the Company, all subject to the terms and conditions of the then-current the Company business expense reimbursement policy.

2.5 Annual Bonus. The Executive may be entitled to receive an annual incentive bonus in an amount up to forty percent (40%) of the Base Salary Rate. The award of a bonus as well as the actual bonus amount, if any, payable to the Executive shall be determined by the Company in its sole discretion, depending upon the Executive’s attainment of individual and the Company performance objectives. The Executive’s annual bonus, if any, generally will be paid no later than March 15th of the year following the calendar year to which the performance objectives relate. In order to receive any bonus, the Executive must be employed through the date that such bonus is paid.

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2.6 Equity Incentive Benefits. The Executive will be eligible to receive an award of 100,000 shares of the Company’s common stock, subject to the approval of the Company’s Board of Directors and the terms of the Bridgeway National Corp. 2020 Equity Incentive Plan and the applicable award agreement that will be issued to the Executive thereunder, both of which will be administered by the Company in its sole discretion. These shares will be subject to a substantial risk of forfeiture and the other restrictions, which shall lapse over four (4) years based on the Executive continuing to provide services to the Company.

2.7 Welfare Benefits. During the Term, the Executive and the Executive’s dependents, to the extent they are eligible, shall be eligible to participate in all group health, dental and life insurance plans and all retirement plans that in each case are generally made available from time to time to employees of the Company. The Executive acknowledges and agrees that the benefits of such plans may vary with duties, salary, and length of employment, and that any questions concerning eligibility, coverage, or duration shall be governed by the terms of the plans or policies. The Executive further acknowledges and agrees that the Company reserves the right to modify, suspend, or discontinue any benefit plans, policies, and practices at any time without notice to or recourse by the Executive, so long as such action is taken generally with respect to other similarly situated executives employed by the Company.

Article 3
Term and Termination.

3.1 Term. The initial term of the Executive’s employment under this Agreement shall begin on the Effective Date and shall continue until the one (1) year anniversary of the Effective Date unless sooner terminated as herein provided (the “Employment Term”). The Executive’s employment shall be extended automatically for additional successive one (1) year terms unless the Executive notifies the Company or the Company notifies the Executive in writing not less than forty-five (45) days prior to the end of any term of his or its intention not to extend the Employment Term, and unless Executive’s employment is terminated sooner as provided herein. For purposes of this Agreement, “Termination Date” shall mean the date this Agreement is permissibly terminated by either party.

3.2 Death. Upon the Executive’s death during the Term, this Agreement shall terminate immediately. The Company shall pay to the legal representative of the Executive’s estate, within thirty (30) days after the Company is notified of the appointment thereof, all amounts due under Article 2 hereof up to the date of death.

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3.3 Inability to Perform Principal Duties. In the event the Executive becomes disabled as defined by Internal Revenue Code Section 409A (“Section 409A”) and is unable to perform his principal duties as contemplated by this Agreement, and subject to the requirements of the Americans with Disabilities Act (or any state law counterpart thereof), if applicable, the Company may on thirty (30) days’ prior written notice, during which time the Executive fails to resume his duties hereunder, terminate the Executive’s employment under this Agreement, and upon such termination, the Company shall pay to the Executive or his legal representative, if applicable, all amounts due under Article 2 hereof up to the Termination Date. In the event the Executive at any time prior to the Termination Date disputes any determination by the Company of his inability to perform his principal duties, the matter shall be resolved by the determination of three (3) physicians qualified to practice medicine in the United States, one to be selected by each of the Company and the Executive and the third to be selected by the designated physicians. The Executive shall otherwise comply with whatever procedures the Company may reasonably request set forth in any long-term disability policy of the Company.

3.4 Proper Cause. The Company may terminate the Executive’s employment under this Agreement for “proper cause,” without prior notice (except as otherwise specified in Sections 3.4(a) and 3.4(d), each requiring prior notice in accordance with Section 6.1 of this Agreement (“Notice”)). As used in this Agreement, “proper cause” shall be:

(a) any breach by the Executive of any material provision of this Agreement which breach is not remedied within thirty (30) days after receiving Notice of such breach specifically citing this Section 3.4(a), provided, however, that the Company may terminate this Agreement immediately, without providing a cure period, in the event that the Executive breaches any provision of Article 4, or any other restrictive covenant obligations that the Executive has with respect to the Company or its Affiliates;

(b) an act of dishonesty by the Executive if such act has a material adverse impact on the financial interests or business reputation of the Company or its Affiliates;

(c) material failure to perform (other than by reason of disability), or gross negligence or willful misconduct in the performance of, the Executive’s duties hereunder if such negligence or misconduct has a material impact on the financial interest or business reputation of the Company or its Affiliates;

(d) breach of the Executive’s duty of loyalty or other fiduciary duties to the Company or its Affiliates;

(e) willful failure of the Executive to follow the reasonable directives of the CEO or the Board of Directors of the Company pertaining to legal compliance or audits of the Company or its Affiliates within ten (10) days of receiving Notice of any such failure to follow such directives;

(f) the Executive’s conviction of, or plea of nolo contendere to, a crime which the Company reasonably determines materially and adversely affects the reputation of the Company or any of its Affiliates or the Executive’s ability to perform the services required hereunder;

(g) a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure applicable to the Company or its Affiliates, that has a material adverse impact on the financial interests or business reputation of the Company or its Affiliates; or

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(h) commission of an act of fraud, embezzlement, or misappropriation by the Executive with respect to his relations with the Company or any of their respective employees, customers, agents, or representatives.

3.5 Good Reason. The Executive may terminate his employment under this Agreement for “good reason.” As used in this Agreement, “good reason” shall be:

(a) a breach by the Company of any of the material provisions of this Agreement, which breach is not remedied within thirty (30) days after receiving written notice of the nature of such breach specifically citing this Section 3.5(a), which notice shall be provided to the CEO and the Company no later than ninety (90) days after the initial existence of such act or omission alleged to cause the breach of a material provision of this Agreement; or

(b) a material diminution in the Executive’s duties, authority, and responsibilities other than changes to which the Executive has consented (which consent shall not be unreasonably withheld), or that have been eliminated or cured within sixty (60) days of receipt by the Company of written notice of the nature of such change, which notice shall be provided to the Company no later than ninety (90) days after the initial existence of such act or omission imposing the alleged material change to the Executive’s duties.

3.6 Severance. If the Executive’s employment under this Agreement is terminated other than for death or disability under Section 3.2 or Section 3.3 hereof or “proper cause” under Section 3.4 hereof or by the Executive for “good reason” under Section 3.5 hereof, the Company shall pay the Executive all amounts to which he may be entitled pursuant to Article 2 hereof up to the Termination Date. Furthermore, conditioned upon the Executive’s execution (and if applicable non-revocation) of a full waiver and release of all claims against the Company and its Affiliates and their respective officers, directors, shareholders, employees and agents in a form that is acceptable to the Company (the “Legal Release”), the Company shall, within forty-five (45) days after the Termination Date (provided such termination constitutes a separation from service for purposes of Section 409A), pay the Executive, in a lump sum less legally required withholdings, an amount equal to the “Severance Amount”, which for purposes of this Agreement shall mean an amount equal to the Executive’s Base Salary Rate as of the Termination Date plus the discretionary bonus, if any, paid to the Executive for the immediately preceding year. The Company shall provide the Legal Release to the Executive for his signature within twenty (20) days of his Termination Date, and the Executive shall deliver to the Company the fully executed Legal Release no later than twenty-one (21) days of his receipt of the Legal Release. The Executive shall not be entitled to any other payments or benefits of any kind except as expressly specified in this Agreement.

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3.7 Voluntary Termination and Termination for Proper Cause. If the Executive voluntarily terminates his employment under this Agreement during the Term other than for “good reason” under Section 3.5 hereof or the Company, with or without prior notice, terminates the Executive’s employment under this Agreement for “proper cause” under Section 3.4 hereof, and provided such termination constitutes a separation from service for purposes of Section 409A, all of the Executive’s rights and benefits, accrued or payable, present or future, under this Agreement including all rights and benefits under any fringe benefit plan or agreement ancillary to this Agreement, shall be immediately forfeited by the Executive. In such event, the Executive’s only rights and benefits shall be to receive base salary compensation accrued through the Termination Date, unpaid reimbursable expenses incurred for the benefit of the Company prior to the Termination Date, vested benefits or amounts under any savings or retirement plans (including excess benefit plans), deferred compensation arrangements or welfare benefit plans, and vested cash and equity amounts with respect to long-term incentive awards and other incentive awards granted to the Executive.

3.8 Executive’s Further Obligations on Termination. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to offset for any lawful indebtedness owed by the Executive to the Company. Upon termination of the Executive’s employment, irrespective of the circumstances, the Executive shall in any event continue to be bound by the applicable provisions of Article 4 hereof.

3.9 Compliance with Section 409A.

(a) Notwithstanding anything in this Agreement to the contrary, if at the time of the Executive’s termination of employment with the Company and its Affiliates the Executive is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to avoid the additional tax under Section 409A, then the Company will defer the payment or the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) until the date that is six months and one business day following the Executive’s Termination Date (or the earliest date as is permitted under Section 409A). Any monthly payment amounts deferred pursuant to this Section will be accumulated and paid to the Executive (without interest) six (6) months and one business day after his termination of employment in a lump sum and the balance of payments due the Executive will be paid monthly or as otherwise provided herein.

(b) It is intended that the Agreement comply with Section 409A, and the Agreement shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to the Executive. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be interpreted in a manner so that no payment due to the Executive shall be deemed an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment. In no event may the Executive, directly or indirectly, designate the calendar year of any payment. The Executive and the Company agree that this Agreement may be amended, by mutual agreement, without any further consideration to the Executive, to the extent needed to avoid penalties under Section 409A.

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Article 4
Confidential Information; Non-Competition.

4.1 Confidential Information. The Executive acknowledges that as a result of the Executive’s employment with the Company, the Executive will use, acquire, and/or add to confidential information of a special and unique nature and value, including without limitation, all non-public information concerning the business and affairs of the Company and its Affiliates (such as historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds on key personnel, personnel training and techniques and materials, systems, procedures, policies, trade secrets, lists of clients and accounts, compensation formulas and amounts, strategies, and other confidential business information and trade secrets of the Company and its Affiliates) (“Confidential Information”). Confidential Information shall not include any information that is or becomes of general knowledge or use other than information that becomes of general knowledge or use because of the Executive’s breach of this Agreement. As a material inducement to the Company to enter into this Agreement, the Executive agrees to treat as secret all such Confidential Information and not to, directly or indirectly, use, disseminate, divulge, copy, or disclose, for any purpose whatsoever, any Confidential Information, during or after the term of this Agreement, except as may be required to fulfill the Executive’s duties hereunder or as required by a court or other tribunal of competent jurisdiction, or by law; provided, however, that the Executive shall give reasonable written notice to the Company in advance of being required to disclose Confidential Information, and shall cooperate with the Company, upon request, to seek appropriate relief to prevent disclosure.

4.2 Return of Confidential Information and Other Company Property. The Executive agrees that all Confidential Information shall remain the property of the Company and its Affiliates. Upon termination of employment, whether such termination was initiated by the Executive or the Company or any of its Affiliates, or at any time the Company and its Affiliates may request, the Executive shall immediately return to the Company and its Affiliates (and shall not retain any copies of) all documents, records, notebooks, computer disks, tapes and similar repositories or documents containing Confidential Information, whether prepared by the Executive or any other person, as well as all other items of the Company’s or its Affiliates’ property in the Executive’s possession, such as mobile or wireless telephones, computers, Personal Digital Assistants, facsimile machines, tape recorders, and automobiles.

4.3 Non-Competition and Non-Solicitation. During the Term and for one year after the termination of this Agreement for any reason, the Executive shall not:

(a) carry on in the United States of America, or, if a court of competent jurisdiction determines that the United State of America is overbroad, then in any U.S. state in which Company is doing business as of the Termination Date, directly or indirectly either for himself or as a member of any partnership, or as a stockholder, director, officer, agent or employee of another person, firm or corporation, or otherwise, any business that competes with the business being carried on by the Company (or their respective successors or permitted assigns) as of the Termination Date; provided however that this Section shall not be violated if the Company acknowledges in writing that such business does not so compete; or

(b) directly or indirectly, induce or attempt to induce any employee of the Company or its Affiliates to leave its employ, or in any way interfere with the relationship between the Company or its Affiliates and any employee; or hire or attempt to hire any person who is or was, during the three months prior to the Termination Date employed by the Company or any of its Affiliates; or induce or attempt to induce any customer, client, or other business relation with the Company or its Affiliates, in either case, as applicable, to cease doing business with the Company or its Affiliates or reduce the amount of business done with the Company or its Affiliates, or in any way interfere or attempt to interfere with the relationship between any such customer, client, or business relation and the Company or its Affiliates, as the case may be (including, without limitation, making any negative or disparaging statements about the Company, its Affiliates and/or their current or former employees).

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4.4 No Conflicts. The Executive hereby represents and warrants to the Company that he is not bound by any agreement which conflicts with or prevents the full performance of his duties and obligations to the Company during or after the term of this Agreement. The Executive shall not improperly use or disclose any proprietary information or trade secrets of any person or entity with whom he has an agreement or to whom he owes a duty to keep such information in confidence.

4.5 Enforcement. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 4.1, 4.2 or 4.3 hereof, the Company shall have the right and remedy:

(a) to have the provisions of this Agreement specifically enforced by any court having jurisdiction (without posting a bond or other security), it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

(b) to require the Executive to account for and pay over to the Company all material compensation, profits, moneys, accruals, increments or other benefits derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of Sections 4.1, 4.2 or 4.3 hereof, and the Executive hereby agrees to account for and pay over such benefits to the Company.

Each of the rights and remedies enumerated in this Section 4.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

4.6 Assignment of Intellectual Property Rights. The Executive hereby irrevocably assigns, transfers and conveys, or shall cause to be assigned, transferred and conveyed to the Company, any and all interest of the Executive in all Intellectual Property (as defined below) created in the course of his employment and used in connection with the business of the Company, to the extent not previously assigned, transferred or conveyed. For purposes of this Agreement, “Intellectual Property” shall include all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, and all trade secrets and confidential information. Subject to the provisions of the last sentence hereof, any Intellectual Property relating to the business of the Company that is developed by the Executive during the Term shall remain the property of the Company. The Executive shall fully cooperate with the Company to take any and all actions necessary to give effect to the provisions of this Section 4.6, including without limitation the execution of documents and the filing of applications. If the Company is unable, after reasonable effort, to secure such cooperation needed to apply for or prosecute any patent, copyright, or other right or protection relating to Intellectual Property, the Executive hereby designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney-in-fact, to act for and on the Executive’s behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and other rights and protection thereon with the same legal force and effect as if executed by him. Such appointment shall be irrevocable and coupled with an interest.

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4.7 Revision. If any provision of Sections 4.1, 4.2, or 4.3 hereof is held to be unenforceable because of, as applicable, its scope, duration or area, the parties agree that the maximum duration or scope or area reasonable under such circumstances shall be substituted for the stated duration or scope or area, and that the court shall revise the restriction contained herein to cover the maximum duration, scope, and/or area permitted by law. The parties specifically acknowledge and agree that a court of competent jurisdiction may revise the provisions of Sections 4.1, 4.2, or 4.3.

Article 5
Jurisdiction

The parties hereby irrevocably submit to the jurisdiction of the courts of the District of Columbia with respect to the interpretation and enforcement of the provisions of this Agreement and the transactions contemplated hereby. Each of the parties hereby waives any right to assert and agrees not to assert as a defense in any action, suit, or proceeding for the interpretation or enforcement of this Agreement that it is not subject to such action, suit, or proceeding, that such action, suit, or proceeding may not be brought or is not maintainable in said courts, that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of such action, suit or proceeding and hereby irrevocably agrees that all claims with respect to such action, suit or proceeding shall be heard and determined in such court; provided that nothing herein shall preclude either party from bringing an action, suit or proceeding in any other court for the purpose of enforcing the provisions of this Article 5 or enforcing a judgment previously entered by a court in respect of any such claim.

Article 6
Miscellaneous Provisions.

6.1 Notices. All notices provided for in this Agreement shall be in writing and shall be delivered personally to the party to receive the same, given by electronic means, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same as set forth below, or such other address as the party to receive the same may have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

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(a)	If to the Executive, to:

Eon Washington
c/o the address on file with the Company’s Human Resources Dept.

(b)	If to the Company, to:

Bridgeway National Corp.
1015 15th Street NW, Suite 1030
Washington D.C. 20005
Attn: Chief Executive Officer

with a copy to:

Loeb & Loeb
345 Park Avenue
New York, NY 10154
Attn: Mark Goldberg

6.2 Entire Agreement. This Agreement sets forth the entire agreement of the parties relating to the terms of the Executive’s employment by the Company and continuing obligations to the Company upon separation of employment from the Company, and is intended to supersede all prior negotiations, understandings, and agreements concerning such subject matter. No provision of this Agreement may be waived or changed except by a writing signed by the party against whom such waiver or change is sought to be enforced. Except as to those provisions where notice is required to be given within a specified period of time after the occurrence of the event, the failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

6.3 Applicable Law. All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof. If any provision of this Agreement or the application thereof to any party or circumstance is, for any reason and to any extent, deemed invalid or unenforceable, the remainder of this Agreement and the application of that provision to either party or circumstance shall not be affected but rather shall be enforced to the extent permitted by law. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

6.4 Dispute. In any action relating to or arising from this Agreement, or involving its application, the parties shall each bear their own respective expenses incurred in connection with the action, including court costs and reasonable attorneys’ fees.

6.5 Headings. The Article and Subject headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provision of this Agreement.

6.6 Assignment. The Company shall have the right to assign this Agreement, and/or its rights and/or obligations hereunder, to a third party. The Company shall give reasonable written notice to the Executive prior to the effective date of any such assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assignable by the Executive.

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6.7 Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

6.8 Waiver. Neither any failure nor any delay on the part of either party hereto to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

6.9 Survival. The provisions in this Agreement that contemplate obligations on the Executive’s part after his employment with the Company ends, for whatever reason, shall survive the cessation of his employment.

(Signature Page follows)

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COMPANY:

BRIDGEWAY NATIONAL CORP.

By:
Name:	Eric Blue
Title:	Chief Executive Officer

EXECUTIVE:

Eon Washington

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